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                                                                  Exhibit 23.3

                     Antonelli, Terry, Stout & Kraus, LLP
                   1300 North Seventeenth Street, Suite 1800
                           Arlington, Virginia 22209
                           Telephone: (703) 312-6600
                           Facsimile: (703) 312-6666

                               September 7, 1999

Rudolph Technologies, Inc.
One Rudolph Road
P.O. Box 1000
Flanders, NH 07836

      Re:  Rudolph Technologies, Inc.
           Registration Statement on Form S-1

Dear Sirs:

      We hereby consent to the reference to our firm under the caption "Experts" in Rudolph Technologies, Inc.'s Registration Statement on Form S-1.


                                           Very truly yours,


                                           ANTONELLI, TERRY, STOUT &
                                           KRAUS, LLP


                                           By: /s/ Gregory Montone
                                              ____________________
                                               Gregory Montone